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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2003

Click Commerce, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0001107050	36-4088644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Suite 4900
Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (312) 482-9006

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On April 14, 2003, Click Commerce, Inc. (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had received an additional letter and conditional, non-binding term sheet, dated April 9, 2003, from Insight Venture Management, LLC ("Insight") setting forth the proposed terms and conditions under which Insight is willing to negotiate a proposed merger transaction to acquire the Company. The Insight letter and term sheet contain a number of material conditions, including (a) the completion of Insight's due diligence investigation and (b) certain cash, financial and operating requirements that, in the current view of the Company's management, would be unlikely to be met due to the costs and impact of the proposed transaction. A failure of such a condition could result in Insight abandoning the proposed transaction or materially reducing its indicated per share cash offer price of $3.55. A copy of this letter and term sheet is attached hereto as Exhibit 99.2.

        The Board of Directors of Click Commerce has retained Morgan Stanley & Co. as its financial advisor and is considering Insight's most recent letter.

        According to an Amendment to the Statement on Schedule 13D filed by Insight and certain of its affiliates on April 14, 2003, Insight and its affiliates beneficially own approximately 19.6% of the Company's outstanding common stock.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated April 14, 2003
99.2	Letter and Term Sheet, dated April 9, 2003, by Insight Venture Management, LLC to Click Commerce, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.
By:	/s/ MICHAEL W. NELSON Michael W. Nelson Vice President, Chief Financial Officer and Treasurer

Date: April 14, 2003

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURE